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Exhibit 23.2

CONSENT OF CARDNO, INC.

        As mining and geological consultants, we hereby consent to the use by Rhino Resource Partners LP (the "Partnership") in connection with its Annual Report on Form 10-K for the year ended December 31, 2015 (the "Form 10-K"), and any amendments thereto, and to the incorporation by reference in the Partnership's Registration Statement on Form S-8 (No. 333-169714), and in the Partnership's Registration Statement on Form S-3 (File No. 333-199263) of information contained in our report dated February 4, 2016 in the Form 10-K. We also consent to the reference to Cardno, Inc. in those filings and any amendments thereto.

By:	/s/ Justin S. Douthat
Cardno, Inc. Name: Justin S. Douthat Title: Principal, Business Unit Manager-Mining Advisory Services Dated: March 25, 2016
By:	/s/ J. Scott Nelson
Cardno, Inc. Name: J. Scott Nelson Title: Principal, Practice Leader-Geology Dated: March 25, 2016

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  Exhibit 23.2
CONSENT OF CARDNO, INC.